CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
MARKETU INC.

We, Kenneth Galpin, President, and George Shahnazarian, Secretary of MarketU Inc., a Nevada corporation, DO HEREBY CERTIFY THAT:

Pursuant to the provisions of the Nevada Revised Statutes, the Board of Directors on October 29, 2001 and January 15, 2002, adopted the following Amendment to its Articles of Incorporation:

The following amendment was adopted by a majority of the shares of common stock and preferred stock outstanding at the corporation's annual meeting held on March 11, 2002:

Text of Amendment

Article I is amended to read as follows:

"The name of the Corporation is Most Home Corp."

Article IV is amended to read as follows:

"FOURTH: CAPITAL STOCK. The aggregate number of shares of all classes which the Corporation shall have authority to issue is 350,000,000, of which 100,000,000 shares shall be Preferred Shares, par value $0.001 per share, and 250,000,000 shall be Common Shares, par value $0.001 per share, and the designations, preferences, limitations, and relative rights of the shares of each class are as follows:

1. Preferred Shares: The Corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the State of Nevada in respect of the following:

a. The number of shares to constitute such series, and the distinctive designations thereof;

b. The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

c. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

d. The amount payable upon shares in event of involuntary liquidation;

e. The amount payable upon shares in event of voluntary liquidation;

f. Sinking fund or other provisions, if any, for the redemption or purchase of shares;

g. The terms and conditions on which shares may be converted into another class of Preferred Shares, into Common Shares, or into other securities of the Corporation, if the shares of any series are issued with the privilege of conversion;

h. Special, conditional or limited voting powers, or no right to vote, except to the extent prohibited by the laws of the State of Nevada; and

i. Any other relative rights and preferences of shares of such series including, without limitation, any restriction on an increase in the number of shares of any series previously authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject

2. Common Shares:

a. The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution, winding up of the affairs of the Corporation shall be subject to the preferences, limitations, and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the board of directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

b. The holders of the Common Shares shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

c. Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders, holders of a majority of the outstanding Common Stock (and/or Preferred Stock, if applicable) entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

d. The holders of the outstanding Common Shares of the Corporation may take any action by vote or concurrence of a majority, except as otherwise required by the laws of the State of Nevada."

IN WITNESS WHEREOF, we have executed this Certificate of Designation, Preferences and Rights this 11th day of March, 2002.

  /s/  "Kenneth Galpin"
Kenneth Galpin, President

  /s/  "George Shahnazarian"
George Shahnazarian, Secretary

    )
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On the 11th day of March, 2002 before me personally came Kenneth Galpin and George Shahnazarian to me known, who, being by me duly sworn, did depose and say that they are respectively the President and Secretary of MarketU Inc., the corporation described in and which executed the foregoing instrument by order of the Board of Directors of said corporation, and that they signed their respective names thereto by like order.

Witness my hand and official seal.

  /s/  "David Smalley"
Barrister & Solicitor

My commission expires: does not expire.